UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)      August 12, 2002

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 West End Avenue

Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175

(Registrant’s telephone number, including area code)

SIGNATURES
Supplemental Data Report

Item 9. Regulation FD Disclosure

      Healthcare Realty Trust is furnishing a revised version of its Supplemental Data Report, originally filed July 25, 2002, which is contained on its website (www.healthcarerealty.com). Schedule 3, Reconciliation of Net Income to Taxable Income, has been modified.

Item 7. Financial Statements and Exhibits

      c)     Exhibits

99.1	Supplemental Data Report, dated August 12, 2002, for the three months ended June 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By	/s/ Timothy G. Wallace

Timothy G. Wallace
Executive Vice President
and Chief Financial Officer

Date: August 12, 2002